AVX Corporation
Subsidiaries of the Registrant
Exhibit 21.1

As of March 31, 1999, active subsidiaries, all 100% owned directly or indirectly, consist of the following:

1       AVX Corporation
2       AVX Tantalum Corporation
3       AVX Filters Corporation
4       AVX Vancouver Corporation
5       Elco USA, Inc.
6       AVX Israel Limited
7       AVX Limited
8       AVX GmbH
9       AVX SRL
10      AVX SA
11      AVX Czech Republic sro
12      Elco Europe GmbH
13      AVX/Kyocera Asia Limited
14      AVX/Kyocera Hong Kong Limited
15      AVX Industries Pte Ltd
16      AVX/Kyocera (Malaysia) Sdm Bhd
17      AVX/Kyocera (Singapore) Pte Ltd
18      Avio Exito de Chihuahua, S.A. de C.V.
19      Avio Excelente, S.A. de C.V.
20      Avio Excelente de Chihuahua, S.A. de C.V.
21      TPC - SA
22      TPC do Brasil Limitada
23      AVX Componentes da Amazonia Limitada
24      TPC Malaysia Sdn Bhd
25      AVX Asia Pte Ltd
26      AVX Asia Limited
27      TPC Passive Components Taiwan Liimited
28      TPC FerriteTaiwan Limited
29      AVX Hong Kong Limited
30      AVX Guadalajaria S.A. De CV
31      Tianjin AVX/Kyocera International Trading Company Ltd
32      AVX Israel Holding Company (1998) Ltd
33      AVX Electronisch Baulemente GmbH
34      Thomson -CSF Passive Components, Corp.